Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Zhongpin, Inc
Henan province, P.R. China

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-151136 and No. 333-160058) and Form S-8 (No. 333-156007) of Zhongpin, Inc. of our report dated March 15, 2010, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2009.

/s/ BDO China Li Xin Da Hua CPAs, Co. Ltd.
Shenzhen, P.R. China
March 15, 2010

Ex 23.1